EXHIBIT 23



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-89891 and Registration Statement No. 333-57698 of Premiere Global Services, Inc. on Form S-8 of our report dated June 21, 2006, appearing in this Annual Report on Form 11-K of Premiere Global Services, Inc. 401(k) Plan for the year ended December 31, 2005.

                                              /s/ Smith & Howard, P.C.

Smith & Howard, P.C.
Atlanta, GA
June 27, 2006